SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 25, 2004

                             CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)


           Texas              000-22915                76-0415919
    (State or other          (Commission             (I.R.S. Employer
      jurisdiction           File Number)           Identification No.)
    of incorporation)

                14701 St. Mary's Lane
                         Suite 800
                       Houston, Texas                             77079
          (Address of principal executive offices)              (Zip code)




       Registrant's telephone number, including area code: (281) 496-1352

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Item 12.          Results of Operations and Financial Condition.

                  The following information is furnished under Item 12 of Form 8-K (Results of Operations and Financial Condition).

                  Our press release dated March 25, 2004 concerning fourth quarter and full year 2003 results, furnished as Exhibit 99.1 to this report, is incorporated by reference herein. The press release contains a measure which may be deemed a "non-GAAP financial measure" as defined in Item 10 of Regulation S-K of the Securities Act of 1934, as amended. We discuss EBITDA for the quarters and years ended December 31, 2002 and December 31, 2003. The most comparable GAAP financial measure, net income, and information reconciling the GAAP and non-GAAP measures were also included in the press release.

                  None of the information furnished in Item 12 and the accompanying exhibit will be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, not will it be incorporated by reference into any registration statement filed by Carrizo Oil & Gas under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Carrizo Oil & Gas, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Carrizo Oil & Gas.




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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CARRIZO OIL & GAS, INC.




                                              By: /s/ Paul F. Boling
                                                  ------------------
                                              Name:   Paul F. Boling
                                              Title:  Vice President and
                                                      Chief Financial Officer
Date:  March 25, 2004




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                                  EXHIBIT INDEX



             The following exhibit is furnished pursuant to Item 12:



99.1 Press Release, dated March 25, 2004, Announcing Financial Results for Fourth Quarter and Full Year 2003.



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